UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 7, 2004

Date of report (Date of earliest event reported)

Avici Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-30865	02-0493372
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Billerica Avenue

North Billerica, Massachusetts 01862

(Address of Principal Executive Offices)

(978) 964-2000

Registrant’s telephone number, including area code

Item 5.    Other Events and Required FD Disclosure.

On January 8, 2004, Avici Systems Inc., a Delaware corporation (“Avici”), announced that Avici and Nortel Networks Limited, a Canadian corporation (“Nortel”), have entered into an OEM Purchase and Sales Agreement (the “Agreement”). Under the Agreement, Nortel will integrate, sell and support Avici’s carrier-class core routers and Avici and Nortel will engage in joint marketing activities, solutions development and product development.

In connection with the Agreement, Avici has issued to Nortel a warrant to purchase 800,000 shares of Avici common stock (the “Warrant”). The Warrant is exercisable after seven years. If Nortel achieves certain milestones, the right to exercise the Warrant may be accelerated.

A copy of the Warrant is attached hereto as Exhibit 4.1 and is hereby incorporated by reference. The foregoing description of the Warrant and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The press release announcing the Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

The following financial statements and exhibits are furnished as part of this report, where indicated:

(a) Financial statements of the business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Exhibits.

Exhibit No.	Description

4.1	Common Stock Purchase Warrant, dated as of January 7, 2004, issued to Nortel Networks Limited by Avici Systems Inc.

99.1	Press release dated January 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avici Systems Inc.

Date: January 8, 2004	By:	/s/ PAUL F. BRAUNEIS
Paul F. Brauneis Chief Financial Officer, Treasurer, Senior Vice President of Finance and Administration and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Common Stock Purchase Warrant, dated as of January 7, 2004, issued to Nortel Networks Limited by Avici Systems Inc.

99.1	Press release dated January 8, 2004.